Exhibit 10.9

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (“Agreement”) is made and entered into by and between Antonio Bautista, an individual, on behalf of herself/himself and her/his spouse, agents, representatives, attorneys, assigns, heirs, executors, administrators, beneficiaries and trustees (collectively, “Employee”), and each of Fogo de Chão (Holdings) Inc. and Fogo de Chão Churrascaria (Dallas) LLC on behalf of itself, and their respective predecessors, successors, all former, current and future related or affiliated companies, divisions, subsidiaries, affiliates and parents, and, collectively, their former, current and future directors, officers, employees, agents, representatives, equity owners, attorneys, fiduciaries, assignees, heirs, executors, administrators, beneficiaries and trustees. Fogo de Chão (Holdings) Inc. and Fogo de Chão Churrascaria (Dallas) LLC are referenced collectively as the “Company”. Employee and the Company are referenced collectively as the “Parties.”

Whereas, the Company has employed Employee and the Parties are desirous of terminating their employment relationship under certain terms and conditions as follows:

1. Separation of Employment: The Parties agree that Employee’s separation of employment will be effective as of June 29, 2020 (“Separation Date”), whereupon all benefits and privileges related thereto will cease, except as set forth herein. Employee shall be paid for all services performed prior to and on the Separation Date or such earlier date as may be required, and to the extent so required, under applicable law.

2. Payments: In consideration of the releases and other consideration described in this Agreement, the Company agrees to pay Employee an aggregate gross sum in the amount of Two Hundred Seven Thousand Five Hundred and 00/100 Dollars ($207,500.00) (the “Aggregate Payment”) less lawful applicable deductions and withholdings. The Aggregate Payment shall be made in thirteen bi-weekly installments of Fifteen Thousand Nine Hundred Sixty-One and 54/100 Dollars ($15,961.54), less lawful applicable deductions and withholdings, commencing with the Company’s first regular payroll payments to its employees that occur after the end of the Revocation Period defined below (assuming that Employee does not revoke the Agreement prior to the end of the Revocation Period in accordance with paragraph 5 below). The payments are intended to qualify for the exception set forth in Section 1.409A-1 (b)(9) of the Treasury regulations and shall be interpreted and administered in accordance with this intention. Employee represents and warrants that Employee has been fully and appropriately paid for all hours worked and services rendered during Employee’s employment with the Company, and that Employee has no outstanding claims against any of the Released Parties (as defined in paragraph 4 below) for wages, commissions, bonuses, or other compensation.

The Company and you acknowledge that you hold Common Interests and Incentive Interests (each as defined in the Amended and Restated Limited Partnership Agreement of Prime Cut Holdings L.P., the “Partnership Agreement”) in Prime Cut Holdings L.P. (the “Partnership”) and that all of the Incentive Interests that you hold will be forfeited automatically in connection with the termination of your employment. The Partnership hereby provides notice that it exercises its option under Section 7.2(a) of the Partnership Agreement to purchase all of your Common Interests for One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) and the cancellation of the Promissory Note executed in connection with the issuance of your Common Interests. The Partnership will separately provide you documents to effect this repurchase and cancellation.

3. Benefits, Coverage and Outplacement: Employee’s insurance and all other benefits from the Company will terminate on the Separation Date. Following the Separation Date, the employee will be entitled to the right to elect to continue, at the Employee’s expense, coverage under the Company’s group insurance plan in accordance with the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). The Employee will be provided with all requisite COBRA paperwork necessary to elect continued group health care coverage.

4. General Release: For and in consideration of the payments and promises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee hereby releases, acquits, and forever discharges the Company and all parents, subsidiaries, affiliates, partners, joint venturers, equity owners, and shareholders, and each of their respective officers, directors, employees, representatives, attorneys, and agents, and all successors and assigns thereof (collectively referred to as the “Released Parties”), from any and all claims, charges, complaints, demands, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, entitlements, costs, losses, debts, and expenses (including attorneys’ fees and legal expenses), of any nature whatsoever, known or unknown, fixed or contingent, which Employee now has, had, or may hereafter claim to have had against the Company or any of the Released Parties, of any kind or nature whatsoever, arising from any act, omission, transaction, matter, or event which has occurred or is alleged to have occurred up to the date this Agreement is executed by Employee. This release includes, without limitation, a knowing and voluntary waiver of all claims relating in any way to Employee’s employment with the Company or the conclusion of that employment, whether such claims are now known or are later discovered. The claims knowingly and voluntarily waived by Employee include, without limitation, to the maximum extent permitted by law, all claims, causes of action, or disputes arising out of or related to: (i) Employee’s employment or separation of employment with the Company; and (ii) any other disputes or claims, known or unknown, fixed or contingent, that existed or exist at law or equity or sounding in contract (express or implied) or tort, known or unknown, fixed or contingent, that existed or exist among the Employee, the Company and the Released Parties arising under any federal, state, or local laws of any jurisdiction that prohibit harassment and/or discrimination because of sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, the filing of a workers’ compensation claim, genetic information, or any other form of discrimination, harassment, or retaliation (including, without limitation, the Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Rehabilitation Act, the Family and Medical Leave Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act, the Texas Labor Code, the Florida labor statutes, claims relating to breach of contract, breach of any implied covenant of good faith and fair dealing, wrongful termination, wrongful demotion, intentional or negligent infliction of emotional distress, interference with contractual relations or economic advantage, defamation, misrepresentation, benefits, penalties, fees, costs, expenses, or any other claim relating to or arising out of Employee’s employment with the Company or any other federal, state, or local laws of any jurisdiction), claims arising under the Employee Retirement Income Security Act, or any other statutory or common law claims arising on or before the date of execution of this Release; provided, however, that nothing in this Agreement shall be interpreted to release any claims which Employee may have for workers’ compensation benefits, unemployment benefits, or any entitlement to employee benefits in which Employee already is vested as of the date of this Agreement. In addition to the other acknowledgments in this Agreement, Employee acknowledges that this Agreement may be pled as a complete defense and shall constitute a full and final bar to any claim for damages or other relief based on any act, omission, transaction, matter, or event which has occurred or is alleged to have occurred up to the date this Agreement is executed by Employee.

5. ADEA Release and Revocation Period: Pursuant to the Older Workers Benefit Protection Act (“OWBPA”), Employee hereby knowingly and voluntarily agrees to waive and release any right or claim under the Age Discrimination in Employment Act of 1967 (“ADEA”) against the Released Parties. In this regard, Employee agrees and warrants that Employee has carefully read and fully understands the provisions of this Agreement, and that Employee is receiving consideration from the Company over and above anything of value to which Employee is otherwise entitled. Employee is not waiving or releasing any right or claim that may arise under the ADEA after Employee signs this Agreement. Employee has the right to, and should, consult with an attorney before signing this Agreement.

Employee has twenty-one (21) days from the date Employee received this Agreement to consider it and sign it. If Employee chooses to sign this document, Employee has seven (7) days after signing to change Employee’s mind and revoke the Agreement (the “Revocation Period”). If Employee chooses to revoke the Agreement, Employee must deliver a written notice of revocation to Fogo de Chão (Holdings) Inc., 5908 Headquarters Drive, Suite K200, Plano TX 75024, Attention: General Counsel; email: bbernet@fogo.com. Any such revocation must be actually received by the Company within the Revocation Period or it will be null and void. The Company and Employee agree this Agreement shall not become effective or enforceable until the Revocation Period has expired with no revocation taking place.

6. Cooperation: Subject to the provisions of paragraph 10 below, Employee agrees to reasonably cooperate with the Company: (a) regarding the transition of any business matters Employee handled or had involvement with on behalf of the Company; and (b) in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of any of the Released Parties that relate in any way to events or occurrences that transpired while Employee was employed by the Company. Employee’s cooperation in connection with such claims or actions will include, but not be limited to, being available to meet with the Company’s counsel to prepare for discovery or any legal proceeding, and to act as a witness on behalf of the Company at mutually convenient times. The Company will reimburse Employee for all reasonable, pre-approved out-of-pocket costs and expenses (but not including attorneys’ fees, costs or compensation for time) that Employee incurs in connection with Employee’s obligations under this section of the Agreement, to the extent permitted by law.

7. Non-Disclosure of Confidential Information: Employee acknowledges and agrees that incident to Employee’s employment with the Company, Employee had access to and became familiar with certain proprietary, confidential, and otherwise sensitive information relating to the business or affairs of the Company (“Confidential Information”). Non-exhaustive examples of Confidential Information include information not readily available to the public that the Company takes reasonable steps to maintain the confidential and proprietary nature thereof, including without limitation personnel records, contractor records, sales figures, pricing information, financial records, profit and performance reports, projections, business plans, software, databases, customer information (including the content, work product, or subject matter of any documents presented to the Company by a customer, as well as customer financial information and information of a personal nature about a customer or its employees), customer lists, vendor information (including vendor contracts and costs), promotional methods, techniques and methods of operations, trade secrets, potentially patentable products and processes, information of third parties (including customers) that the Company is obligated to keep confidential, and any information the Company designates or deems proprietary or confidential.

Employee understands that Employee’s employment with the Company created a relationship of confidence and trust between Employee and the Company with respect to any Confidential Information. In consideration of the Aggregate Payment and benefits provided in this Agreement and other good and valuable consideration, the sufficiency of which Employee hereby acknowledges, and subject to the provisions of paragraph 10 below, Employee agrees that Employee shall exercise Employee’s best efforts to protect the Company’s Confidential Information. Employee further agrees that Employee will not disclose to any third party, including any prospective or new employer, or use for Employee’s or anyone else’s benefit or profit any Confidential Information. In the event Employee discloses or uses Confidential Information outside the scope of Employee’s employment with the Company, the Company will be entitled to injunctive relief from a court of competent jurisdiction, in addition to all other available remedies at law or in equity. The purpose of this non-disclosure provision is to protect, to the maximum extent permitted by law, the Company’s protectable business interests in its Confidential Information.

8. Restrictive Covenants: In addition to the covenants set forth in paragraph 7 above, which are incorporated into this paragraph 8 by reference, and in exchange for good and valuable consideration hereunder, Employee agrees that the restrictions below on his or her activities after Employee’s employment with the Company are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company.

a. Non-Competition: Employee acknowledges that in the course of such Employee’s employment with the Company, Employee has become familiar with trade secrets and other Confidential Information concerning the Company that derive independent economic value from not being generally known, and that Employee’s services have been of special, unique or extraordinary value to the Company. For two (2) years after the Separation Date (the “Non-Competition Period”), Employee

will not, without the prior written consent of the Company, which consent will not be unreasonably withheld, engage, directly or indirectly, in the Business (as defined below) in any city or within a fifty (50) mile radius of any city in the United States or Brazil in which the Company operated during the term of Employee’s service to the Company, or, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render other financial assistance to, or participate in or be connected with, as an officer, director, employee, partner, stockholder, agent, or consultant or otherwise, any Person (as defined below) that competes with the Business; provided that, for purposes of this paragraph, ownership of securities having no more than two percent (2%) of the outstanding voting power of any publicly traded business shall not be deemed to be in violation of this paragraph. Employee expressly agrees and acknowledges that the restrictions contained in this paragraph are for the purposes of restricting the activities of Employee only to the extent necessary for the protection of the legitimate business interests of the Company, and do not preclude Employee from earning a livelihood, nor do they unreasonably impose limitations on Employee’s ability to earn a living. In addition, Employee agrees and acknowledges that the potential harm to the Company of their non-enforcement outweighs any harm to Employee of its enforcement by injunction or otherwise. Employee expressly acknowledges and agrees that each and every restraint imposed by this paragraph is reasonable with respect to the subject matter, time period and geographical area. The Non-Competition Period shall be extended by the length of any period during which Employee is in breach of the terms of this of this paragraph. For purposes of this Agreement, “Business” means any business which involves the development, opening, operating or franchising of restaurants that operate as Brazilian or Argentinian style churrascarias or any other steakhouses that operate in the churrascaria or rodizio stye, and derive more than twenty-five percent (25%) of their annual food sales from steak products in the United States or Brazil. For purposes of this Agreement, “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, investment vehicle or fund, unincorporated organization or government or any agency or political subdivision thereof (whether or not having separate legal personality).

b. Non-Solicitation: Employee agrees that, during the Non-Competition Period, Employee shall not (i) induce or attempt to induce any customer, supplier or other party with whom or which the Company did business during Employee’s service with the Company and with whom or which Employee had contact during his or her service with the Company to cease doing business with the Company, or in any way interfere with or attempt to interfere with the relationship between the Company and any existing customer, supplier or other party with whom or which the Company did business during Employee’s service with the Company and with whom or which Employee had contact during his or her service with the Company, the effects of which would tend to divert, diminish, or prejudice the goodwill or business of the Company, or (ii) with respect to anyone who is then employed by the Company or who was an employee of the Company within the 12 months prior to the Separation Date (each, a “Company Employee”), (A) hire, employ or retain the services of (including, without limitation, as an employee or independent contractor) any such Company Employee, (B) directly or indirectly interfere with or attempt to interfere with any Company Employee and/or representative or agent of the

Company, or (C) induce or attempt to induce any Company Employee to leave the employ of the Company, whether or not such person is employed or engaged pursuant to a contract with the Company, or otherwise engaged at will, or violate the terms of their contracts, or any employment arrangements, with the Company; provided that, while the foregoing shall not prohibit a general solicitation to the public by general advertising, hiring any person identified in this paragraph as a result of such general solicitation is prohibited during the Non-Competition Period.

c. Enforcement: The terms and provisions of this paragraph 8 are intended to be separate and divisible provisions, and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement will thereby be affected. If, at the time of enforcement of any the provisions of paragraph 8 of this Agreement, a court or an arbitrator shall hold that the restrictions stated therein are unreasonable under the circumstances then existing, the parties agree that the maximum restrictions reasonable under such circumstances shall be substituted for such restrictions and that the court or arbitrator shall be allowed to revise the restrictions contained herein to the fullest extent permitted by law. Because Employee’s services are unique and because Employee has access to Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of paragraph 8 of this Agreement. Therefore, in the event of a breach or threatened breach of paragraph 8 of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance, declaratory and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

9. Confidentiality: Subject to the provisions of paragraph 10 below, Employee covenants and agrees that Employee will not disclose the existence or terms of this Agreement to any person except Employee’s spouse and: (a) licensed attorney(s) for the purpose of obtaining legal advice; (b) licensed or certified accountant(s) for the purpose of preparing tax returns or other financial services; (c) in formal proceedings to enforce the terms of this Agreement; or (d) as required by a court order, subpoena, or other legal process. If any Party sues to enforce the terms of this Agreement, that Party must file it under seal. If Employee is served with a court order, subpoena, or other legal process that calls for disclosure of this Agreement or its terms, Employee shall immediately provide the Company with written notice thereof by first class mail and e-mail to Fogo de Chão (Holdings) Inc., 5908 Headquarters Drive, Suite K200, Plano TX 75024, Attention: General Counsel; email: bbernet@fogo.com, along with a copy of the order, subpoena, or other legal process.

10. Protected Rights: No provisions in this Agreement, including, without limitation, the provisions addressing the scope of the release and/or Employee’s confidentiality obligations, are intended to limit in any way Employee’s right or ability to file a charge or claim or to communicate or cooperate with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local government agency or commission (“Government Agencies”), including providing documents or other information without notice to the Company, where such Government Agencies have the authority to carry out their statutory duties by investigating, issuing a determination, filing a lawsuit in federal or state court in their own name, or taking other statutorily-authorized action. Employee is not required to contact the Company regarding the subject matter of any such communications before engaging in such communications. Notwithstanding the above, unless otherwise prohibited by law, by signing this Agreement, Employee releases and waives Employee’s right to claim or recover, share or participate in, monetary damages from the Company in any charge, complaint, or lawsuit filed by Employee, by such Government Agencies, or by anyone else on Employee’s behalf, for any released claims resulting from any of the above proceedings. This Agreement does not, however, limit Employee’s right to receive an award directly from such agencies when provided for by law.

Employee also understands that pursuant to the Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal, state, or local trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law. Employee understands that Employee may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal. Employee understands that an employee who files a lawsuit alleging retaliation by the Company for reporting a suspected violation of the law may disclose the trade secret to the attorney of the employee and use the trade secret in the court proceeding, if the employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

11. Non-Disparagement: Subject to the provisions of paragraph 10 above, Employee covenants and agrees not to make any intentional statement, oral or written, or to perform any intentional act or omission for the purpose of causing, or reasonably expected to cause, any material harm to the Company’s business, business relationships, operations, goodwill, or reputation. This provision is in addition to, and not in lieu of, the substantive protections under applicable law relating to defamation, libel, slander, interference with contractual or business relationships, or other statutory, contractual, or tort theories.

12. Return of Property: Employee agrees that by the Separation Date. Employee shall return to the Company all Company property, including, without limitation, computers, software, designs, drawings, credit cards, keys, trucks or automobiles, cellular phones, pagers, equipment, tools, security access cards, books, records, forms, specifications, formulae, data, processes, papers and writings (including but not limited to electronic documents) related to the business of the Company, together with copies of the foregoing, where applicable, and any other property in Employee’s care, custody or control belonging to the Company, or any of its affiliates.

13. Consideration of Medicare’s Interests: Employee affirms, covenants, and warrants Employee is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time the Aggregate Payment is due under this Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability or Medicare benefits. In the event any statement in the preceding sentence is incorrect (for example, but not limited to, if Employee is a Medicare beneficiary, etc.), the following sentences of this paragraph apply. Employee affirms, covenants and warrants Employee has made no claim for illness or injury against, nor is Employee aware of any facts supporting any claim against, the Released Parties under which the Released Parties could be liable for medical expenses incurred by Employee before or after the execution of this Agreement. Furthermore, Employee is aware of no medical expenses that Medicare has paid and for which the Released Parties are or could be liable now or in the future. Employee agrees and affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. Employee will indemnify, defend, and hold the Released Parties harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorneys’ fees, and Employee further agrees to waive any and all future private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A) et seq.

14. Indemnification: Employee agrees to hold the Released Parties harmless from, and to defend and indemnify the Released Parties from and against, all further claims, cross-claims, third-party claims, demands, costs, complaints, obligations, causes of action, damages, judgments, liability, contribution, or indemnity related in any way to the allegations that were or could have been made by Employee with respect to the claims and causes of action released as part of this Agreement, as well as any claims that may be made indirectly against the Released Parties for contribution, indemnity, or otherwise by any third party from whom or which Employee seeks relief or damages, directly or indirectly, for the same claims and/or causes of action released as part of this Agreement, regardless of whether such claims are caused in whole or in part by the negligence, acts, or omissions of any of the Released Parties.

Employee shall be responsible for all federal, state, and local tax liability, if any, that may attach to amounts payable or other consideration given under this Agreement, and will defend, indemnify, and hold the Released Parties harmless from and against, and will reimburse the Released Parties for, any and all liability of whatever kind incurred by the Released Parties as a result of any tax obligations of Employee, including but not limited to taxes, levies, assessments, penalties, fines, interest, attorneys’ fees, and costs. Employee warrants that Employee is not relying on the judgment or advice of any of the Released Parties or legal counsel concerning the tax consequences, if any, of this Agreement.

15. Entire Agreement: This Agreement constitutes the final and entire agreement between the Parties with respect to the subject matter herein and therein, other than any prior non-disclosure, non-competition, or non-solicitation agreement, which is re-affirmed by Employee as consideration for this Agreement, and no other representation, promise, or agreement has been made to cause Employee to sign this Agreement. Any other agreements regarding the terms of Employee’s termination of employment from the Company or the subject matter in this Agreement shall be merged into and superseded by this Agreement except as expressly set forth in this Agreement. Furthermore, the Parties cannot orally agree to alter, amend, modify, or in any way change the terms of this Agreement, and can make such alterations, amendments, modifications, or changes only in a written document that specifically references this Agreement and is signed by an authorized representative of each Party.

16. Governing Law and Forum: This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Texas, notwithstanding any choice of law provisions otherwise requiring application of other laws. In the event of litigation concerning this Agreement, the parties agree to the jurisdiction of federal and state courts in Collin County, Texas.

17. Assignment: This Agreement and Employee’s rights and obligations under it may not be assigned or delegated at any time by Employee, without the prior written consent of the Company, which consent may be denied in the Company’s sole and absolute discretion.

18. Non-Waiver: Any failure of the Company to enforce its rights and privileges under this Agreement shall not be deemed to constitute waiver of any rights and privileges contained herein.

19. Mutual Drafting: Each Party acknowledges that such Party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. The language of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, either of the parties.

20. Severability: The terms, conditions, covenants, restrictions, and other provisions contained in this Agreement are separate, severable, and divisible. If any term, provision, covenant, restriction, or condition of this Agreement or part thereof, or the application thereof to any person, place, or circumstance, shall be held to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition shall remain in full force and effect to the greatest extent practicable and permissible by law, and any such invalid, unenforceable, or void term, provision, covenant, or condition shall be deemed, without further action on the part of the Parties hereto, modified, amended, limited, or deleted to the extent necessary to render the same and the remainder of this Agreement valid, enforceable, and lawful.

21. Counterparts: This Agreement can be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument for the same effect as if an Parties hereto had signed the same signature page. A facsimile or e-mail copy of any Party’s signature is as legally binding as the original signature.

22. Acknowledgments: Employee acknowledges that the Company is not undertaking to advise Employee with respect to any tax or other consequences of this Agreement and that Employee is solely responsible for determining those consequences. Employee has read this Agreement and understands its terms. Employee has been provided with a full and fair opportunity to consult with an attorney of Employee’s choosing and to obtain any and all advice deemed appropriate with respect to this Agreement. Employee acknowledges that nothing in this Agreement shall limit Employee’s ability to confer with legal counsel, to testify truthfully under subpoena or court order, or to initiate, provide truthful information for, or cooperate with an investigation by a municipal, state, or federal agency for enforcement of laws. This Agreement has been entered into with the understanding that there are no unresolved claims of any nature that Employee has against the Company. Employee acknowledges (a) Employee has not been induced to enter this Agreement by a statement, action, or representation of any kind or character made by the persons or entities released under this Agreement, or any person or persons representing them, other than those expressly made in this Agreement, (b) Employee is legally competent to execute this Agreement and (c) Employee has executed this Agreement freely, voluntarily, and without duress. Employee further acknowledges and agrees that except for the Aggregate Payment, all compensation, benefits, and other obligations due Employee by the Company, whether by contract or by law, have been paid or satisfied in full. Employee further agrees that the representations and understandings set forth in this paragraph have been relied on by the Company and constitute consideration for the Company’s execution of this Agreement. In light of the foregoing, Employee is satisfied with the terms of this Agreement and agrees that its terms are binding on Employee.

PLEASE READ CAREFULLY AS THIS DOCUMENT INCLUDES RELEASES OF CLAIMS

[SIGNATURES ON FOLLOWING PAGE)

As evidenced by Employee’s signature below, Employee certifies Employee has read the Agreement in its entirety and agrees to its terms.

Fogo de Chão (Holdings) Inc.

/s/ Antonio Bautista	By:	/s/ G. Barry McGowan
Antonio Bautista	Name:	G. Barry McGowan
Date: 07 - 13 -, 2020	Title:	Chief Executive Officer

	Date:	July 15, 2020

Fogo de Chão Churrascaria (Dallas), LLC

	By:	/s/ G. Barry McGowan
	Name:	G. Barry McGowan
	Title:	Manager
	Date:	July 15, 2020

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